Exhibit 99.1

Final

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Director, Corporate Communications
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Announces Results for Second Quarter Fiscal 2012

Achieves Solid Revenue, Positive Service Margins and Positive Cash Flow

Integration Performance Metrics Ahead of Plan; Remains on Track for Return to Profitability

SUNNYVALE, Calif., February 8, 2012 — Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today financial results for the second quarter of fiscal 2012 that ended December 31, 2011. The fiscal 2012 financial data presented below reflects the consolidation of both Accuray and TomoTherapy, a company that was acquired by Accuray in June 2011. Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.

Highlights from the second quarter of fiscal 2012 included solid revenue, positive service margins and effective management of operating expenses. Accuray continued to successfully execute its integration plans from its acquisition of TomoTherapy and reported integration performance metrics that met or exceeded the company’s stated goals. The company was cash-flow positive during the quarter and remains on track to return to profitability on a non-GAAP basis by the end of fiscal year 2013 as forecasted.

“We are pleased to achieve another quarter of solid revenue as our integration of TomoTherapy continues to progress well and our global installed base continues to expand,” said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray. “We continue to capture competitive vault space, and as our installed base grows, so does our recurring service revenue. We remain ahead of plan with our TomoTherapy System reliability improvements and have made significant progress on improving service gross margins. Overall, we’re pleased to report that we remain on track to return to profitability on a non-GAAP basis as scheduled by the end of fiscal year 2013.”

For the second quarter of fiscal 2012, Accuray reported total consolidated GAAP revenue of $106.4 million and non-GAAP total revenue of $102.9 million. By comparison, for the quarter ended December 31, 2010, the sum of the revenue reported by Accuray and TomoTherapy as separate companies totaled $116.3 million on a pro forma basis. The higher 2010 revenue was a result of historically high legacy TomoTherapy revenue for the quarter due to calendar year-end shipment and installation activity. Legacy TomoTherapy’s fiscal year ended December 31. Non-GAAP revenue for the six-month period ended December 31, 2011 was $198.6 million, which is slightly higher than the same period in the prior year.

The consolidated GAAP gross profit margin for the second quarter of fiscal 2012 was 48.6 percent for products and 21.2 percent for services. The consolidated non-GAAP gross profit margin for the second quarter of fiscal 2012 was 55.8 percent for products and 12.3 percent for services. Positive service gross margins were driven largely by continued increase in reliability and reduction of service costs for TomoTherapy Systems. Accuray significantly improved service gross margins and with its reported metrics, remains ahead of plan for achieving at least 10 percent service margins by the fourth quarter of fiscal year 2012 and at least 20 percent by the fourth quarter of fiscal year 2013 on a non-GAAP basis.

Consolidated GAAP net loss attributable to stockholders for the second quarter of fiscal 2012 was $10.4 million, or $0.15 per share. Non-GAAP net loss for the second quarter of fiscal 2012 was $7.1 million or $0.10 per share. By comparison, for the quarter ended December 31, 2010 the sum of the net losses reported by Accuray and TomoTherapy as separate companies totaled $1.9 million on a pro forma basis.

Accuray continues to see a significant sales pipeline in all four of its regional business units for both its CyberKnife and TomoTherapy technologies. During the second quarter of fiscal 2012, $70.3 million of net new system orders were added to backlog, resulting in a total system backlog of $276.8 million as of December 31, 2011, an increase of 2.2 percent from the prior quarter.

During the second quarter of fiscal 2012, 25 units were shipped and 23 were installed, increasing the worldwide Accuray installed base to 616 systems.

Accuray’s cash, cash equivalents and restricted cash totaled $152.0 million as of December 31, 2011.

Outlook

The following statement, among others in this release, is forward-looking and actual results may differ materially.  During fiscal year 2012, Accuray expects that revenue will be in the range of $411 million to $426 million (GAAP), or $400 million to $415 million (non-GAAP).

Additional Information

Additional information including slides of second quarter highlights which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Wednesday, February 8, 2012 at 2:00 p.m. PST/5:00 p.m. EST. The conference call dial-in numbers are 1-800-706-7748 (USA) or 1-617-614-3473 (International), Conference ID: 85618699. A live webcast of the call will also be available from the Investor Relations section of the corporate website at www.accuray.com/investors.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID:  85149521, beginning at 5:00 p.m. PST/8:00 p.m. EST on February 8, 2012 and will be available through February 16, 2012. A webcast replay will also be available from the Investor Relations section of the Company’s website at www.accuray.com/investors from approximately 5:00 p.m. PST/8:00 p.m. EST today through Accuray’s release of its results for the third quarter of fiscal 2012, ending March 31, 2012.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date, more than 200,000 patients worldwide have been treated using the Company’s technologies and 616 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company’s future profitability, continuing improvements in gross margins and expected achievement of specific targets for fiscal years 2012 and 2013, future demand for its products and services and revenue for fiscal 2012. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the timeliness and success of the integration of TomoTherapy; the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the extent of market acceptance for the company’s products and services; the company’s ability to develop and bring to market new or enhanced products; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K for fiscal year 2011 filed on September 19, 2011, and in reports on Form 10-Q for the first and second quarters of fiscal 2012.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

# # #

Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Net revenue:
Products	$63,802	$35,271	$119,976	$55,187
Services	42,097	18,846	85,498	36,580
Other	524	129	1,400	547
Total net revenue	106,423	54,246	206,874	92,314
Cost of revenue:
Cost of products	32,800	13,256	71,173	20,753
Cost of services	33,177	11,380	70,526	23,180
Cost of other	203	144	504	678
Total cost of revenue	66,180	24,780	142,203	44,611
Gross profit	40,243	29,466	64,671	47,703
Operating expenses:
Selling and marketing	14,017	7,987	27,598	15,747
Research and development	19,874	9,313	40,439	17,360
General and administrative	13,663	8,481	28,632	17,040
Total operating expenses	47,554	25,781	96,669	50,147
Income (loss) from operations	(7,311)	3,685	(31,998)	(2,444)
Other income (expense), net	(4,513)	676	(7,371)	2,292
Income (loss) before provision for income taxes	(11,824)	4,361	(39,369)	(152)
Provision for income taxes	367	263	905	390
Net income (loss)	(12,191)	4,098	(40,274)	(542)
Noncontrolling interest	(1,804)	—	(3,377)	—
Net income (loss) attributable to stockholders	$(10,387)	$4,098	$(36,897)	$(542)
Net income (loss) per share:
Basic	$(0.15)	$0.07	$(0.52)	$(0.01)
Diluted	$(0.15)	$0.07	$(0.52)	$(0.01)
Weighted average common shares used in computing net income (loss) per share
Basic	70,698	59,282	70,481	58,975
Diluted	70,698	61,376	70,481	58,975

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:

Cost of revenue	$437	$181	$995	$644
Selling and marketing	$151	$113	$380	$357
Research and development	$567	$620	$1,169	$1,294
General and administrative	$792	$1,041	$2,012	$2,156

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,	June 30,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$148,467	$95,906
Restricted cash	3,502	3,172
Accounts receivable, net of allowance for doubtful accounts of $1,650 and $324 at December 31, 2011 and June 30, 2011, respectively	73,928	61,853
Inventories	82,881	97,836
Prepaid expenses and other current assets	12,481	21,115
Deferred cost of revenue—current	6,893	5,840
Total current assets	328,152	285,722

Property and equipment, net	40,825	44,823
Goodwill	56,187	54,474
Intangible assets, net	57,865	66,039
Deferred cost of revenue—noncurrent	2,945	2,258
Other assets	6,062	2,468
Total assets	$492,036	$455,784
Liabilities and equity
Current liabilities:
Accounts payable	$22,017	$38,645
Accrued compensation	19,175	27,406
Other accrued liabilities	23,659	43,012
Customer advances	22,968	25,829
Deferred revenue—current	83,552	68,152
Total current liabilities	171,371	203,044
Long-term liabilities:
Long-term other liabilities	5,744	6,321
Deferred revenue—noncurrent	5,997	6,092
Long-term debt	77,468	—
Total liabilities	260,580	215,457

Equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 73,145,513 and 72,199,837 shares at December 31, 2011 and June 30, 2011, respectively; outstanding: 71,005,545 and 70,059,819 shares at December 31, 2011 and June 30, 2011, respectively	71	70
Additional paid-in capital	402,998	373,963
Accumulated other comprehensive income	2,494	127
Accumulated deficit	(181,282)	(144,385)
Total stockholders’ equity	224,281	229,775
Noncontrolling interest	7,175	10,552
Total equity	231,456	240,327
Total liabilities and equity	$492,036	$455,784

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended December 31, 2011. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statements of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time charges while others are expected to be incurred over fiscal 2012 for the integration of TomoTherapy.

To reflect the ongoing core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non- GAAP basis as well as in accordance with GAAP for the three and six months ended December 31, 2011. We use the following measures shown in the following tables, which are not calculated in accordance with GAAP. All adjustments to reconcile to GAAP relate to the acquisition of TomoTherapy except the adjustment to Other income (expense). The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP.

For comparison purposes, we have also presented our pro forma results for the three and six months ended December 31, 2010 based on the combined total of the financial results previously reported by Accuray and TomoTherapy as separate companies, excluding expenses related to the acquisition incurred during this period. Please refer to the pro forma financial results tables starting on page 10 for additional details.

	Three Months Ended December 31,					Six Months Ended December 31,
	2011	2011		2011	2010	2011	2011		2011	2010
Revenue	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results
Products	$63,802	$135	(A)	$63,937	$83,394	$119,976	$483	(A)	$120,459	$133,069
Services	42,097	(3,693	)(B)	38,404	32,794	85,498	(8,761	)(B)	76,737	64,351
Other	524	—		524	129	1,400	—		1,400	547
Total	$106,423	$(3,558)		$102,865	$116,317	$206,874	$(8,278)		$198,596	$197,967

(A)      As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the three and six months ended December 31, 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.1 million and $0.5 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)        As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the three and six months ended December 31, 2011 was $3.7 million and $8.8 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred.

	Three Months Ended December 31,					Six Months Ended December 31,
	2011	2011		2011	2010	2011	2011		2011	2010
Cost of Revenue	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results
Products	$32,800	$(4,549	)(C)	$28,251	$36,445	$71,173	$(16,040	)(C)	$55,133	$60,175
Services	33,177	493	(D)	33,670	35,397	70,526	(3,151	)(D)	67,375	67,536
Other	203	—		203	144	504	—		504	678
Total	$66,180	$(4,056)		$62,124	$71,986	$142,203	$(19,191)		$123,012	$128,389

(C)        Products cost of revenue included the following charges arising from the acquisition of TomoTherapy during the three and six months ended December 31, 2011, respectively: $0.7 million and $8.3 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition from cost basis to fair value, $3.8 million and $7.7 million for amortization of intangible assets created by the acquisition, and less than $0.1 million and $0.1 million due to employee severance and retention expenses.

(D)       Services cost of revenue included the following charges and reductions to expenses arising from the acquisition of TomoTherapy during the three and six months ended December 31, 2011: $-0- and $3.6 million charge due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $1.2 million and $2.4 million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves for the periods of service consumed, $0.1 million and $0.2 million charges for property, plant and equipment revaluation, and $0.6 million and $1.8 million charges due to employee severance, integration and retention expenses.

	Three Months Ended December 31,				Six Months Ended December 31,
	2011	2011	2011	2010	2011	2011	2011	2010
Gross Profit	GAAP	Adjustments	Non- GAAP	Pro forma Combined Results	GAAP	Adjustments	Non- GAAP	Pro forma Combined Results
Products	$31,002	$4,684	$35,686	$46,949	$48,803	$16,523	$65,326	$72,894
Services	8,920	(4,186)	4,734	(2,603)	14,972	(5,610)	9,362	(3,185)
Other	321	—	321	(15)	896	—	896	(131)
Total	$40,243	$498	$40,741	$44,331	$64,671	$10,913	$75,584	$69,578

	Three Months Ended December 31,				Six Months Ended December 31,
	2011	2011	2011	2010	2011	2011	2011	2010
Gross Profit Margin	GAAP	Adjustments	Non- GAAP	Pro forma Combined Results	GAAP	Adjustments	Non- GAAP	Pro forma Combined Results
Products	48.6%	7.2%	55.8%	56.3%	40.7%	13.5%	54.2%	54.8%
Services	21.2%	(8.9)%	12.3%	(7.9)%	17.5%	(5.3)%	12.2%	(4.9)%
Other	61.3%	0.0%	61.3%	(11.6)%	64.0%	0.0%	64.0%	(23.9)%
Total	37.8%	1.8%	39.6%	38.1%	31.3%	6.8%	38.1%	35.1%

	Three Months Ended December 31,					Six Months Ended December 31,
	2011	2011		2011	2010	2011	2011		2011	2010
Operating Expenses	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results	GAAP	Adjustments		Non- GAAP	Pro forma Combined Results
Selling and Marketing	$14,017	$(46	)(E)	$13,971	$15,685	$27,598	$(1,770	)(E)	$25,828	$30,700
Research and Development	19,874	(583	)(F)	19,291	18,115	40,439	(884	)(F)	39,555	34,390
General and Administrative	13,663	(1,226	)(G)	12,437	14,835	28,632	(3,607	)(G)	25,025	30,529
Total	$47,554	$(1,855)		$45,699	$48,635	$96,669	$(6,261)		$90,408	$95,619

(E)         For the three months ended December 31, 2011, $0.1 million charge primarily due to employee severance, integration and retention expenses. For the six months ended December 31, 2011, $1.2 million charge due to employee severance and retention expenses, and $0.6 million due to preparation for integration of work forces and operations.

(F)         Includes $0.6 million and $0.9 million charges primarily due to employee severance, integration and retention expenses during the three and six months ended December 31, 2011.

(G)        For the three months ended December 31, 2011, $0.5 million charge due to employee severance and retention expenses, $0.2 million charge related to preparation for integration of work forces and operations, and $0.5 million charge for property, plant and equipment revaluation. For the six months ended December 31, 2011, $1.5 million charge due to employee severance and retention expenses, $1.2 million charge  related to preparation for integration of work forces and operations, and $0.9 million charge for property, plant and equipment revaluation.

Net Income (Loss) Attributable to Stockholders

Three Months Ended December 31,	Six Months Ended December 31,
2011	2011	2011	2010	2011	2011	2011	2010
GAAP	Adjustments	Non- GAAP	Pro forma Combined Results	GAAP	Adjustments	Non- GAAP	Pro forma Combined Results
Income (Loss) From Operations	$(7,311)	$2,353	(H)	$(4,958)	$(4,304)	$(31,998)	$17,174	(H)	$(14,824)	$(26,041)
Other Income (Expense)	(4,513)	959	(I)	(3,554)	586	(7,371)	1,598	(I)	(5,773)	4,079
Provision For Income Taxes	367	—	367	392	905	—	905	566
Noncontrolling Interest	(1,804)	—	(1,804)	(2,226)	(3,377)	—	(3,377)	(4,068)
Net Income (Loss) Attributable to Stockholders	$(10,387)	$3,312	$(7,075)	$(1,884)	$(36,897)	$18,772	$(18,125)	$(18,460)

Net Income (Loss) Per Share - Basic and Diluted	$(0.15)	$0.05	$(0.10)	$(0.03)	$(0.52)	$0.26	$(0.26)	$(0.27)

Weighted Average Common Shares outstanding - Basic and Diluted	70,698	70,698	68,395	(J)	70,481	70,481	68,088	(J)

(H)        Represents impact of all adjustments (A) through (G) on Loss From Operations.

(I)            Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(J)            Represents weighted average common shares outstanding used to compute our basic and diluted net loss per share as disclosed in our Form 10Q for the three and six months ended December 31, 2010, adjusted to reflect the acquisition of TomoTherapy as if it occurred on July 1, 2010.

Pro forma financial tables

Tables below represent our pro forma results for the three and six months ended December 31, 2010 based on the combined total of the financial results previously reported by Accuray and TomoTherapy as separate companies, excluding expenses related to the acquisition incurred during this period.

	Three Months Ended December 31, 2010			Six Months Ended December 31, 2010
Revenue	Accuray	Tomo	Combined	Accuray	Tomo	Combined
Products	$35,271	$48,123	$83,394	$55,187	$77,882	$133,069
Services	18,846	13,948	32,794	36,580	27,771	64,351
Other	129	—	129	547	—	547
Total	$54,246	$62,071	$116,317	$92,314	$105,653	$197,967

	Three Months Ended December 31, 2010			Six Months Ended December 31, 2010
Cost of Revenue	Accuray	Tomo	Combined	Accuray	Tomo	Combined
Products	$13,256	$23,189	$36,445	$20,753	$39,422	$60,175
Services	11,380	24,017	35,397	23,180	44,356	67,536
Other	144	—	144	678	—	678
Total	$24,780	$47,206	$71,986	$44,611	$83,778	$128,389

	Three Months Ended December 31, 2010			Six Months Ended December 31, 2010
Gross Profit	Accuray	Tomo	Combined	Accuray	Tomo	Combined
Products	$22,015	$24,934	$46,949	$34,434	$38,460	$72,894
Services	7,466	(10,069)	(2,603)	13,400	(16,585)	(3,185)
Other	(15)	—	(15)	(131)	—	(131)
Total	$29,466	$14,865	$44,331	$47,703	$21,875	$69,578

	Three Months Ended December 31, 2010			Six Months Ended December 31, 2010
Gross Profit Margin	Accuray	Tomo	Combined	Accuray	Tomo	Combined
Products	62.4%	51.8%	56.3%	62.4%	49.4%	54.8%
Services	39.6%	(72.2)%	(7.9)%	36.6%	(59.7)%	(4.9)%
Other	(11.6)%	—	(11.6)%	(23.9)%	—	(23.9)%
Total	54.3%	23.9%	38.1%	51.7%	20.7%	35.1%

	Three Months Ended December 31, 2010				Six Months Ended December 31, 2010
Operating Expenses	Accuray	Tomo	Adjustments	Combined	Accuray	Tomo	Adjustments	Combined
Selling and Marketing	$7,987	$7,698	—	$15,685	$15,747	$14,953	—	$30,700
Research and Development	9,313	8,802	—	18,115	17,360	17,030	—	34,390
General and Administrative	8,481	6,759	(405)	14,835	17,040	13,894	(405)	30,529
Total	$25,781	$23,259	$(405)	$48,635	$50,147	$45,877	$(405)	$95,619

Net Income (Loss) Attributable to	Three Months Ended December 31, 2010					Six Months Ended December 31, 2010
Stockholders	Accuray	Tomo	Adjustments	Combined		Accuray	Tomo	Adjustments	Combined
Income (Loss) From Operations	$3,685	$(8,394)	$405	$(4,304)		$(2,444)	$(24,002)	$405	$(26,041)
Other Income (expense)	676	(90)	—	586		2,292	1,787	—	4,079
Provision For Income Taxes	263	129	—	392		390	176	—	566
Noncontrolling Interest	—	(2,226)	—	(2,226)		—	(4,068)	—	(4,068)
Net Income (Loss) Attributable to Stockholders	$4,098	$(6,387)	$405	$(1,884)		$(542)	$(18,323)	$405	$(18,460)

Net Income (Loss) Per Share - Basic and Diluted	$0.07	$(0.12)		$(0.03)		$(0.01)	$(0.35)		$(0.27)

Weighted Average Common Shares outstanding - Basic	59,282	52,909		68,395	(A)	58,975	52,421		68,088	(A)
Weighted Average Common Shares outstanding - Diluted	61,376	52,909		68,395	(A)	58,975	52,421		68,088	(A)

(A)    Represents weighted average common shares outstanding used to compute our basic and diluted net loss per share as disclosed in our Form 10Q for the three and six months ended December 31, 2010, adjusted to reflect the acquisition of TomoTherapy as if it occurred on July 1, 2010.